================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 AMENDMENT NO. 2

              TO CURRENT REPORT ON FORM 8-K DATED JANUARY 3, 2003

                                  ON FORM 8-K/A



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (Date of earliest event reported): DECEMBER 20, 2002



                               GRANT PRIDECO, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                            001-15423                         76-0312499
     (State or other jurisdiction           (Commission File Number)      (IRS Employer Identification No.)
           of incorporation)



                    1330 POST OAK BLVD., SUITE 2700                                     77095
               (Address of principal executive offices)                              (Zip Code)



       Registrant's telephone number, including area code: (832) 681-8000


================================================================================

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

     (b) Pro forma financial information.

The following financial information is included in this Form 8-K/A:

     1. Unaudited Pro Forma Combined Condensed Statements of Income for the Years Ended December 31, 2001 and 2002.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GRANT PRIDECO, INC.



Date: April 4, 2003                     By: /s/ Philip A. Choyce
                                            -----------------------------------
                                                      Philip A. Choyce
                                            Vice President and General Counsel

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

         The unaudited pro forma combined condensed statements of income for the years ended December 31, 2001, and 2002 give effect to the following events as if each had occurred on January 1, 2001 and January 1, 2002, respectively:

         o        issuance of $175 million principal amount of 9% Senior Notes
                  Due 2009;

         o        the acquisition of ReedHycalog;

         o borrowings under our new senior credit facility, as necessary to consummate the acquisition of ReedHycalog, and repayment of all amounts under our existing revolving credit facility; and

         o issuance to Schlumberger of approximately 9.7 million shares of our common stock at $9.248 per share.

         The purchase price for ReedHycalog has been allocated to the estimated fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is based upon Grant Prideco's (the Company's) current estimates of respective fair values. Some allocations are based on studies and independent valuations. The Company expects to finalize the determination of the fair value of all of the ReedHycalog assets and liabilities in 2003. Deferred tax liabilities will also be finalized after the final allocation of the purchase price and the final tax basis of the assets and liabilities has been determined.

         The unaudited pro forma combined condensed statements of income are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the future results of the combined companies or of the results of operations that would have actually occurred had the acquisition of ReedHycalog taken place for the periods presented. The unaudited pro forma combined condensed statements of income do not reflect any benefits from potential cost savings or revenue enhancements resulting from the integration of the operations of ReedHycalog.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       GRANT PRIDECO    REEDHYCALOG        PRO FORMA        PRO FORMA
                                                        HISTORICAL      HISTORICAL        ADJUSTMENTS       COMBINED
                                                       -------------    -----------       -----------       ---------
Revenues ...........................................   $     740,127    $   244,246       $        --       $ 984,373
Cost of sales ......................................         571,118        105,881                --         676,999
Research and engineering ...........................              --         13,713                --          13,713
Selling, general and administrative expenses .......          49,544         76,131             2,263(a)      127,938
Corporate general and administrative expenses.......          21,402             --                --          21,402
Equity income in unconsolidated affiliates .........          (8,747)            --                --          (8,747)
Other charges ......................................          33,755             --                --          33,755
                                                       -------------    -----------       -----------       ---------
Operating income ...................................          73,055         48,521            (2,263)        119,313
Interest expense ...................................         (27,067)            --           (23,519)(b)     (50,586)
Other income (expense), net ........................          (1,270)           902            (1,102)(c)      (1,470)
                                                       -------------    -----------       -----------       ---------
Income before income taxes .........................          44,718         49,423           (26,884)         67,257
Income tax (provision) benefit .....................         (15,651)       (17,745)            9,856(d)      (23,540)
                                                       -------------    -----------       -----------       ---------
Net income before minority interest ................          29,067         31,678           (17,028)         43,717
Minority interest ..................................            (977)            --                --            (977)
                                                       -------------    -----------       -----------       ---------
Net income .........................................   $      28,090    $    31,678       $   (17,028)      $  42,740
                                                       =============    ===========       ===========       =========
Pro forma earnings per share:
  Basic ............................................   $        0.26                                        $    0.36
                                                       =============                                        =========
  Diluted ..........................................   $        0.25                                        $    0.35
                                                       =============                                        =========
Pro forma weighted average shares outstanding:
  Basic ............................................         109,486                            9,732(e)      119,218
                                                       =============                      ===========       =========
  Diluted ..........................................         110,884                            9,732(e)      120,616
                                                       =============                      ===========       =========

Note: The Grant Prideco Historical amounts as of December 31, 2001 include goodwill amortization of $6.4 million.

             See accompanying notes to unaudited pro forma combined
                        condensed financial statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       GRANT PRIDECO     REEDHYCALOG       PRO FORMA        PRO FORMA
                                                        HISTORICAL      HISTORICAL(f)     ADJUSTMENTS       COMBINED
                                                       -------------    -------------     -----------       ---------
Revenues ...........................................   $     639,748    $   213,850       $        --       $ 853,598
Cost of sales ......................................         503,854         90,360                --         594,214
Research and engineering ...........................              --         13,772                --          13,772
Selling, general and administrative expenses .......          56,338         69,511               456(a)      126,305
Corporate general and administrative expenses.......          26,427             --                            26,427
Equity income in unconsolidated affiliates .........          (5,342)            --                --          (5,342)
Other charges ......................................           7,045             --                --           7,045
                                                       -------------    -----------       -----------       ---------
Operating income ...................................          51,426         40,207              (456)         91,177
Interest expense ...................................         (27,051)            --           (20,757)(b)     (47,808)
Other income (expense), net ........................          (1,050)          (247)             (860)(c)      (2,157)
                                                       -------------    -----------       -----------       ---------
Income before income taxes .........................          23,325         39,960           (22,073)         41,212
Income tax (provision) benefit .....................          (7,228)       (12,878)            5,682(d)      (14,424)
                                                       -------------    -----------       -----------       ---------
Net income before minority interest ................          16,097         27,082           (16,391)         26,788
Minority interest ..................................          (3,051)            --                --          (3,051)
                                                       -------------    -----------       -----------       ---------
Net income before cumulative effect of
accounting change ..................................   $      13,046    $    27,082       $   (16,391)      $  23,737
                                                       =============    ===========       ===========       =========
Pro forma earnings per share before cumulative
effect of accounting change:
  Basic ............................................   $        0.12                                        $    0.20
                                                       =============                                        =========
  Diluted ..........................................            0.12                                             0.19
                                                       =============                                        =========
Pro forma weighted average shares outstanding:
  Basic ............................................         111,459                            9,412(e)      120,871
                                                       =============                      ===========       =========
  Diluted ..........................................         112,854                            9,412(e)      122,266
                                                       =============                      ===========       =========

             See accompanying notes to unaudited pro forma combined
                        condensed financial statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME


GENERAL

         The following notes set forth the assumptions used in preparing the unaudited pro forma combined condensed statements of income. The pro forma adjustments are based on estimates made by Grant Prideco's management using information currently available.

PRO FORMA ADJUSTMENTS

(a) Reflects an adjustment to reduce employee benefit expenses related to benefit plans not to be continued by Grant Prideco ($2.2 million and $4.0 million for the years ended December 31, 2001 and 2002, respectively), partially offset by the estimated increase in amortization expense resulting from the allocation of the purchase price to intangible assets acquired in the ReedHycalog acquisition ($2.8 million and $2.7 million for the years ended December 31, 2001 and 2002, respectively). Amortization is calculated using an estimated useful life of 18 months for the covenant not to compete 15 years for patents and 20 years for customer relationships. Adjustment also reflects estimated selling, general, and administrative transition costs of $1.7 million for the years ended December 31, 2001 and 2002.

(b) Reflects the adjustment to interest expense related to (a) borrowings under the senior credit facility of $95.0 million, (b) issuance of $175 million principal amount of 9% Senior Notes due 2009, and (c) amortization of debt issue costs of $3.5 million for the years ended December 31, 2001 and 2002. Debt issue costs are amortized over the term of the debt.

(c) Reflects the elimination of ReedHycalog's interest income that is not expected to have a continuing impact.

(d) Represents the adjustment for the estimated income tax effect of the aggregate pro forma adjustments and a combined pro forma effective income tax rate of 35%.

(e) Reflects the issuance of approximately 9.7 million shares of our common stock.

(f) Reflects ReedHycalog's results of operations for the period January 1, 2002 to December 20, 2002, the acquisition date.